Exhibit 1

AGREEMENT TO FILE SCHEDULE 13D JOINTLY

(as required by Item 7 of Schedule 13D)

The undersigned persons hereby agree that reports on Schedule 13D, and any amendments thereto, may be filed in a single statement on behalf of all such persons, and further, each such person designates Marc D. Hamburg as its agent and attorney-in-fact for the purpose of executing any and all such reports required to be made by it with the Securities and Exchange Commission.

Dated: January 23, 2009

WARREN E. BUFFETT

/S/ WARREN E. BUFFETT

BERKSHIRE HATHAWAY INC.

By:	/S/ MARC D. HAMBURG
Name:	Marc D. Hamburg
Title:	Senior Vice President

OBH, INC.

By:	/S/ MARC D. HAMBURG
Name:	Marc D. Hamburg
Title:	Vice President

NATIONAL INDEMNITY COMPANY

By:	/S/ MARK MILLARD
Name:	Mark Millard
Title:	Assistant Secretary

GEICO CORPORATION

By:	/S/ MICHAEL H. CAMPBELL
Name:	Michael H. Campbell
Title:	Vice President

GOVERNMENT EMPLOYEES INSURANCE CORPORATION

By:	/S/ MICHAEL H. CAMPBELL
Name:	Michael H. Campbell
Title:	Vice President